                                    EXHIBIT I



Item 3

         (b)  X  Bank as defined in Section 3(a)(b) of the Act
             ---
                 Chancellor LGT Trust Company

         (c)  X  Investment Adviser registered under Section 203 of the
             ---
Investment Advisers Act of 1940.

                 Chancellor LGT Asset Management, Inc.